UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2008

MONTAVO, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29397	33-0619528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4957 Lakemont Blvd. SE,
C-4 Suite # 239
Bellevue, WA 98006
(Address of principal executive offices)

(425) 747-5500
(Registrant's telephone number, including area code)

 North Coast Partners, Inc.

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 29, 2008, the transactions contemplated by the agreement (the “Agreement”), dated May 7, 2008, by and among Montavo, Inc., a Delaware corporation formerly known as North Coast Partners, Inc. (the “Registrant”), North Coast Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant (“Acquisition Corp.”), and Montavo, Inc., a Washington corporation (the “Company”), were completed, Acquisition Corp. was merged with and into the Company in accordance with Section 252 of the General Corporation Law of the State of Delaware and Section 23.11.070 of the Revised Code of Washington, and the Company become a wholly-owned subsidiary of the Registrant.

In exchange for all of the outstanding share capital of the Company and all outstanding options, warrants and other instruments granting rights to acquire any interest in the Company, an aggregate of 11,700,000 shares of the Registrant’s common stock will be issued to the Company’s shareholders. Pursuant to the Agreement, in the event that the Registrant does not consummate a merger or another business combination with another company within 90 days of the August 29, 2008 closing, the stockholders of the Company shall be entitled to receive additional shares of the Registrant’s common stock, in excess to the 11,700,000 shares issued or reserved at closing, so that the stockholders of the Company will beneficially own, in the aggregate, sixty percent (60%) of the issued and outstanding shares of common stock of the Registrant, on a fully diluted basis. The Registrant is not currently contemplating a merger or business combination with any other company, it has not identified a potential target for any such merger or business combination and is not currently conducting any negotiations with respect to any such merger or business combination.

The Company’s chief executive officer, Brook Lang, who surrendered an aggregate of 1,081,923 shares of the Company’s common stock in connection with the transactions contemplated by the Agreement, was appointed to serve as the Registrant’s chief executive officer on May 8, 2008. Brian Conte, the Company’s chief development officer, who surrendered an aggregate of 2,336,369 shares of the Company’s common stock in connection with the transactions contemplated by the Agreement, was appointed to serve as the Registrant’s chief development officer on May 8, 2008. With the exceptions of Messrs. Lang and Conte, there are no material relationships (other than in respect of the transactions pursuant to the Agreement) between the Registrant and the holders of the Company’s securities.

Description of Business

The Registrant was incorporated under the laws of the State of Delaware on April 20, 1994. From incorporation until December 13, 2004 the Registrant had no operating history other than organizational matters. On December 13, 2004 the Registrant acquired all of the issued and outstanding shares of Trans Media Inc., a Wyoming corporation engaged in the production and distribution of musical compact discs and musical performances. Through Trans Media, the Registrant engaged in the production and distribution of compact discs and musical performances targeted to the South Asian immigrant population in North America, and to date completed the production of eight compact discs.

In November 2007 the Registrant engaged in a new line of business, in the mobile communications industry, with the objective of becoming a mobile enabler and identifying, deploying and commercializing innovative mobile applications and technologies to offer targeted brand messaging. On November 6, 2007 Mr. Craig Moody was engaged to serve as the Registrant’s chief executive officer. Mr. Moody is a former managing partner of Andrew & Associates International, a strategic and financial consultancy company that provides services to media, entertainment and technology companies in Europe and the United States. On May 7, 2008 the Registrant executed the Agreement with the Company, a developer of a mobile, location based services marketing application, and on May 8, 2008 Mr. Brook Lang, the chief executive officer of the Company, was appointed to serve as the Registrant’s chief executive officer instead of Mr. Moody.

The Company has developed technology that allows wireless subscribers to search a proprietary advertisement delivery system by category of service and location. The content is delivered to subscribers via mobile handsets, personal navigation devices or navigation devices installed in vehicles. Subscribers can download and view advertisements, redeem special incentives and obtain turn-by-turn directions to the nearest retail location.

The Company expects that its core revenues will be derived from advertisers, who will be charged monthly fees for inclusion in the Company permission based database, from click-through and redemption fees for the redemption of incentives, or from fees for the development of national campaigns for brand advertisers. The Company plans to seek distribution agreements with advertisement campaign aggregators, including global advertising agencies, search-engine marketing optimization agencies, membership organizations and direct marketing organizations. The Company also intends to employ a small team of account executives that will act as a sales force and seek and solicit clients among national and regional brand leaders.

There can be no assurance that the Company will achieve its objectives or succeed in its business plan. As of the date of this report, the Company believes that it will not be able to fund its operations, working capital requirements, and debt service requirements through fiscal year 2008 through cash flows generated by operations. The Company has incurred net losses from operations and has an accumulated deficit and a working capital deficit as of June 30, 2008. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.

Principal Products and Markets

The Company’s mDeal-Finder mobile consumer client application can be used on mobile phones, personal navigation devices and factory-installed automobile navigation devices. The application enables end-user consumers on the go to access and find offers, including sales, discounts, coupons and new product launches, from their mobile wireless devices. The Company’s advertisement delivery platform can also be used to disseminate advertising content to other mobile devices and mobile web sites, and it reports further dissemination directly to the advertising retailer, manufacturer or agency.

The Company’s mDeal-Finder end-user client application will be marketed to wireless carriers, handset manufacturers, personal and vehicle navigation device manufacturers and application aggregators, by a small team of dedicated account executives. The advertising media will be marketed to global advertising agencies, search engine market optimization agencies, membership organizations and direct marketing organizations, as well as national and regional brand leaders.

The Company expects to hire a small team of experienced sales executives with prior relationships and experience in each of the market sectors (such as advertising agencies, retailers and brand name manufacturers), to expand upon the existing relationships Montavo has generated. Their compensation structures will consist of base salaries with incentive commission payments. The account executives will be attending various trade shows and conventions including, but not limited to, those held by the Mobile Marketing Association and the National Restaurants Association.

The Company has executed its first two platform aggregation agreements, which provide for the distribution of its end-user consumer application on three of the five major wireless carriers in the U.S. and several carriers and handset manufacturers in Europe. These agreements enable the Company to integrate its system so that it operates within one platform instead of many individual handset operating systems.

The Company’s main revenue source is expected to be from advertising. Revenues from advertising are expected to include monthly fees for inclusion in the Company’s permission based database, click-through and redemption rates for redemption of incentives or offers, and fees for the development of national campaigns for brand advertisers.

Seasonality

Higher revenues are expected in the first and last calendar quarters, as a result of increased advertising around the holiday season, and lower revenues are expected during the summer months.

Competition

There is substantial competition in the mobile marketing industry, including competition from well-established providers such as MSN, Google and Yahoo, and competition from smaller providers that focus specifically on the mobile environment, such as Admob, Jump Tap and Cellfire. Admob is a network of mobile web sites that display mobile banner advertisements generated by Admob’s advertising engine. JumpTap is a search engine designed for the mobile environment, which allows users to search the Internet using mobile phones instead of personal computers. Cellfire is a mobile coupon distributor, which allows advertisers to develop and publish mobile coupons through mobile phones.

Intellectual Property

The Company currently has one patent application pending, entitled “Method and Distribution System for Location Based Wireless Presentation of Electronic Coupons” and, if necessary, the Company plans to file continuation in process patent applications related to its proprietary mobile location based advertising delivery system technology. The Company has also registered trademarks for “Montavo” and “mDeal-Finder.”

Employees

The Company currently has nine full-time employees, including eight technical engineers and one management executive, and four part time employees, including two administration and accounting employees and two technical engineers. The Company has also retained two consultants to advise in data management and near field communications.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking information. Forward-looking information includes statements relating to future actions, future performance, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management, and other such matters. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation, so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information may be included in this Current Report or may be incorporated by reference from other documents filed with the Securities and Exchange Commission. You can find many of these statements by looking for words including, for example, "believes," "expects," "anticipates," "estimates" or similar expressions in this Current Report or in documents incorporated by reference in this Current Report. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

The forward-looking statements relating to the Company’s operations are based on management's current expectations, estimates and projections about the Company and the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In particular, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Any differences could result from a variety of factors, including, but not limited to the following:

o The Company's ability to successfully develop, market, and price its products and services;
o The Company's ability to hire and maintain the personnel necessary to run its operations;
o The level of consumer and advertiser spending for the Company's products and services;
o The success of the Company’s marketing and promotion programs in obtaining market acceptance for its products and services; and
o Market conditions affecting the prices of the Company's products and services.

Plan of Operation

Until November 2007, the Registrant was engaged exclusively in the production and distribution of compact discs and musical performances targeted to the South Asian immigrant population in North America, through Trans Media Inc., a Wyoming corporation and the Registrant’s wholly-owned subsidiary. In November 2007 the Registrant began to seek a new line of business in the mobile communications industry. On May 7, 2008 the Registrant executed the Agreement with the Company, providing for the merger of Acquisition Corp. with and into Company with the Company surviving as the Registrant’s wholly-owned subsidiary. Upon consummation of the transactions contemplated by the Agreement, the Registrant will operate the current business of the Company.

The Company intends to launch its advertising media system in the third quarter of 2008, and integrate direct relationships in the mobile wireless marketplace and relationships with other mobile platforms in the fourth quarter of 2008. The Company also plans to solidify relationships with advertising agencies and launch marketing efforts with retailers and national brand manufacturers during this period.

There can be no assurance that the Company will achieve its objectives or succeed in its business plan. As of the date of this report, the Company believes that it will not be able to fund its operations, working capital requirements, and debt service requirements through fiscal year 2008 through cash flows generated by operations. The Company has incurred net losses from operations and has an accumulated deficit and a working capital deficit as of June 30, 2008. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.

Liquidity and Capital Resources

On June 30, 2008, the Company had cash in the amount of $2,893, as compared to cash in the amount of $112 on December 31, 2007. The increase in cash resulted primarily from the receipt of proceeds from the issuance and sale of convertible promissory notes. Total assets increased by approximately 12.6%, from $138,078 on December 31, 2007 to $155,419 on June 30, 2008.

Total liabilities on June 30, 2008 were $880,928, an increase of approximately 25.2% as compared to liabilities of $703,369 on December 31, 2008. The increase in liabilities resulted primarily from an increase in accounts payable-related party, from $274,334 on December 31, 2007 to $346,773 on June 30, 2008, an increase in accrued interest on bridge loans from $29,603 on December 31, 2007 to $41,134 on June 30, 2008, and an increase in bridge round loans, from $297,500 on December 31, 2007 to $396,856 on June 30, 2008. These increases were partially offset by a decrease in accounts payable from $64,422 on December 31, 2007 to $58,155 on June 30, 2008

At December 31, 2007 and December 31, 2006, the Company owed various lenders $297,500 and $237,500, respectively. These loans bear interest at 6% per annum and are convertible into shares of the Company’s common stock if the Company completes an equity financing of at least $2 million. Subsequent to December 31, 2007, the Company obtained additional loans in the amount of $100,000. In May 2008 all the lenders agreed to convert these loans immediately prior to the closing of the merger contemplated by the Agreement. Each lender will receive two shares of the Company’s common stock for every $1.00 of outstanding principal and accrued interest.

Results of Operations

To date the Company has not generated any revenues. As shown in the accompanying financial statements, during the period from December 23, 2004 (inception) to June 30, 2008 the Company incurred net losses in the amount of $986,799 and it had an accumulated deficit of $986,799 as of June 30, 2008. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. As of the date of this Current Report, the Company believes that it will not be able to fund its operations, working capital requirements, and debt service requirements through the end of fiscal year 2008 with cash flows generated by operations.

The Company’s operating expenses consist primarily of management and consulting fees, that are incurred in connection with the development and marketing of its technology.

Three and Six Months Ended June 30, 2008 Compared to Three and Six Months Ended June 30, 2007

Operating expenses and net loss from operations for the three and six month periods ended June 30, 2008 were $80,726 and $204,149, respectively, as compared to $139,009 and $219,564, respectively, for the three and six month periods ended June 30, 2007. The decrease in operating expenses resulted primarily from a decrease in management fees. Net loss in the three and six month periods ended June 30, 2008 was $89,038 and $218,257, as compared to $146,375 and $232,305, respectively, for the three and six month periods ended June 30, 2007.

Off Balance Sheet Arrangements

The Company does not have any off balance sheet arrangements.

Properties

The Company has offices at 4957 Lakemont Blvd. SE, C-4 Suite #239, Bellevue, WA 98006 and has an engineering facility including a meeting room and server room. This space is provided at no cost by the chief development officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the number of shares of the Registrant’s common stock that are beneficially owned by (i) each person or entity known to the Registrant to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Registrant; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

As of September 5, 2008, there were 13,780,000 shares of the Registrant’s common stock issued and outstanding. Pursuant to the Agreement the Registrant will issue 11,700,000 additional shares of common stock to holders of the Company’s shares, warrants and option. As a result, the Registrant will have a total of 25,480,000 shares of common stock issued and outstanding. If the Registrant does not consummate a merger or business combination with any other company within 90 days of the closing of the Agreement, the stockholders of the Company will be entitled to receive additional shares of the Registrant’s common stock, in excess to the 11,700,000 shares issued following the closing pursuant to the Agreement, such that upon the issuance of such additional shares the stockholders of Company will beneficially own, in the aggregate, sixty percent (60%) of the Registrant’s issued and outstanding shares of common stock on a fully diluted basis. In any such event, an aggregate of 8,970,000 additional shares would be issued to the stockholders of the Company and there would be a total of 34,450,000 shares of the Registrant’s common stock outstanding. As a result, the stockholders of the Company would in such event hold a total of 20,670,000 shares of the Registrant’s common stock, representing a sixty percent (60%) majority of the Registrant’s issued and outstanding shares of common stock, on a fully diluted basis, and would, as a consequence, control the Registrant. The Registrant is not currently contemplating a merger or business combination with any other company, it has not identified a potential target for any such merger or business combination and is not currently conducting any negotiations with respect to any such merger or business combination.

The percentages below are calculated based on 25,480,000 shares outstanding following the closing of the transactions contemplated by the Agreement, and 34,450,000 shares outstanding if the Registrant does not consummate a merger or business combination with any other company within 90 days of the closing of the Agreement.

Unless indicated otherwise, all addresses below are c/o Montavo, Inc., 4957 Lakemont Blvd. SE, C-4 Suite #239, Bellevue, WA 98006.

Name of Beneficial Owner	Amount of Beneficial Ownership Assuming 25,480,000 Shares Outstanding	Percentage of Class Assuming 24,780,000 Shares Outstanding	Amount of Beneficial Ownership Assuming 34,450,000 Shares Outstanding	Percentage of Class Assuming 32,700,000 Shares Outstanding

Brook W. Lang	1,081,923	4.2%	1,911,397	5.5%

Robert Montesano	360,000	1.4%	360,000	1.0%

Brian Conte	2,336,369	9.2%	4,127,585	12.0%

Wong Peck Ling	1, 612,000	6.3%	1,612,000	4.7%

Stamford Bridge Holdings Limited (1)	1, 612,000	6.3%	1,612,000	4.7%

Bret Nesland	2,518,786	9.9%	4,449,855	12.9%

Armada Capital LLC(2)	2,518,786	9.9%	4,449,855	12.9%

All directors and executive officers as a group (4 persons)	5,390,292	21.2%	8,010,982	23.6%

(1)
Stamford Bridge Holdings Limited owns 1, 612,000 shares of our Common Stock. Ms. Wong Peck Ling, our Chief Financial Officer and a director, is the sole shareholder of Stamford Bridge Holdings Limited and is deemed to beneficially own the shares owned by Stamford Bridge Holdings Limited.

(2)
Armada Capital LLC will own 2,518,786 shares of our Common Stock if the merger with Montavo is completed and 4,449,855 shares of our Common Stock if we do not consummate a merger or business combination with any other company within 90 days of the closing of the Merger Agreement. Mr. Bret Nesland is the sole shareholder and director of Armada Capital LLC and may be deemed to beneficially own any shares of our Common Stock issued to Armada Capital LLC.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of the Registrant hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. The Registrant’s officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal. Our directors, executive officers and other significant employees, their ages, positions held and duration each person has held that position, are as follows:

Name	Age	Positions and Offices

Brook W. Lang	43	Chief Executive Officer of the Registrant and Director of the Company

Robert Montesano	30	President and Director of the Registrant

Brian Conte	47	Chief Development Officer of the Registrant and Director of the Company

Wong Peck Ling	36	Chief Financial Officer and Director of the Registrant

Brook W. Lang has served as our chief executive officer since May 8, 2008. Mr. Lang is a seasoned executive with over 20 years of experience in sales and marketing, financial management, operations, and product development capacities in high tech industries. In several executive, senior executive, sales and business development, advisory, board and board advisory roles, Mr. Lang has conducted business domestically in the U.S. and internationally in Europe and Asia building, company relationships and working with industry, trade and standards organizations. In February 2003, Mr. Lang worked with L & S on several executive projects in the wireless industry, helping launch products and services to the wireless, content, games, retail, distribution and enterprise markets. In December of 2004, as part of these projects, Mr. Lang was actively recruited, together with some of his own intellectual property, to help lead the Company, a wireless Location Based Services (LBS) mobile application company focused on the mobile search and advertising market. Mr. Lang works closely with the technology team to develop and evolve the technologies and is responsible for marketing, distribution and branding for the Company’s applications, targeting national and regional brand advertisers and small to medium sized local advertisers. Mr. Lang is also responsible for development of relationships with mobile software aggregators and global wireless carriers, to offer private labeled solutions and other mobile marketing solutions. Mr. Lang holds a Bachelor’s degree in Business Administration from the University of Washington.

Robert Montesano manages the administration and assists Mr. Lang in the marketing and distribution efforts. From 1999 to 2005, Mr. Montesano commenced his sales and marketing career at Sutton West Realty Group, where he was involved in real estate transactions with various clients. In 2005, Mr. Montesano commenced working for Superior Product Designs, Inc., where he set up an initial infrastructure to support sales efforts worldwide. Robert graduated from York University in Toronto and received a Bachelor of Business Administration.

Brian Conte has served as our chief development officer since May 8, 2008. Mr. Conte manages the development and technological aspects of Montavo’s mobile applications and solutions. He founded Fast Track Development in 1999 and has over 15 years of entrepreneurial experience and technology expertise. Mr. Conte was among the early employees of Microsoft, being the 225th employee hired, and managed the development of Microsoft's first browser in 1985 and later founded hDC/Express Systems, the first Windows software company. Mr. Conte ran hDC, later named Express Systems, for 10 years before selling it to WRQ Inc. in 1996, where he remained as CTO until 1999. Mr. Conte spearheaded the development of one of WRQ's most successful products, Express 2000, which generated more than $10 million in its first year. In 2002, Mr. Conte launched a development company with an office in India which currently has 35+ employees, specializing in Microsoft.NET Development for desktop and mobile platforms. Mr. Conte designed and developed Fast Track’s Home Automation product line, which won Electronic House’s 2006 “Best Home of the Year” award in its debut year and was featured on the Discovery Channel. Mr. Conte holds a BSE in Electrical Engineering and Computer Science from Princeton University.

Wong Peck Ling has served as our chief financial officer and a director since January 30, 2004, and was our chief executive officer from January 30, 2004 until December 13, 2004. From July 1992 to September 1995, Ms. Wong was an external auditor with Ernst & Young Public Accountants in Kuala Lumpur, Malaysia. In June 1997, Ms. Wong joined Insinger Brumby Berhad, a Labuan private management company, and is presently an executive director. Ms. Wong is a member of the CPA Australia (CPA) and a Chartered Accountant with the Malaysian Institute of Accountants. In July 1992, Ms. Wong graduated from Monash University in Melbourne, Australia with a Bachelor of Economics degree, majoring in Accounting.

Our officers and directors have not been affiliated with any business that has filed for bankruptcy, had a bankruptcy petition filed against it or had a receiver appointed for it, and have not personally been subject to bankruptcy proceedings, within the last five years. Our officers and directors have not been convicted or named in any criminal proceedings (excluding traffic violations and other minor offenses), or been the subject of any order, judgment or decree enjoining their business practices, their activity in connection with the purchase or sale of securities, commodities or other investments, or any other activities in connection with a violation of Federal or state securities or commodities laws.

We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officers or directors, is a party adverse to the Registrant, the Company or any of our subsidiaries or has a material interest adverse to us.

There are no agreements with respect to the election of directors.

EXECUTIVE COMPENSATION

On May 15, 2008, the Registrant issued 360,000 shares of common stock to its president as consideration for services rendered.

On December 23, 2004 the Company issued 1,000,000 shares of common stock to Brook Lang as consideration for contributions to the Company’s business plan. As consideration for management services, the Company agreed to pay Mr. Lang $63,659 in the six months ended June 30, 2008, $140,801 in 2007 and $142,512 in 2006.

On July 1, 2005 the Company issued 2,000,000 shares of common stock to Brian Conte, the chief development officer of the Company and the Registrant, as consideration for software development and consulting services.

On August 22, 2008, the Company issued (i) an option to Brook Lang, the chief executive officer of the Company and the Registrant, to purchase up to 54,451 shares of the Company’s common stock as consideration for services rendered, (ii) an option to Brian Conte, the chief development officer of the Company and the Registrant, to purchase up to 54,451 shares of the Company’s common stock as consideration for services rendered, and (iii) an option to Steve Moore, a member of the Company’s advisory board, to purchase up to 50,000 shares of the Company’s common stock as consideration for services rendered.

Scott Toborg has served as the Company’s vice president for analytics reporting and data mining, provided certain engineering services to the Company and, as consideration, the Company agreed to pay Mr. Toborg $7,500. Pursuant to a letter agreement dated May 10, 2008 between the Company and Mr. Toborg, Mr. Toborg agreed to the cancellation of the amount owed in exchange for the issuance of 15,000 shares of the Company’s common stock to Mr. Toborg.

As consideration for service on the Company’s advisory board in 2005, an option to purchase 40,000 shares of the Company’s common stock was issued to Steve Moore on February 1, 2005. As consideration for service on the Company’s board of directors in 2006, an option to purchase 100,000 shares of the Company’s common stock was issued to Steve Moore on February 1, 2006. As consideration for additional services provided in 2006, including service on the Company’s board of directors, an option to purchase 160,000 shares of the Company’s common stock was issued to Steve Moore on June 1, 2006.

As consideration for marketing services, the Company issued options to Bob Pinkerton, a member of the Company’s advisory board, to purchase an aggregate of 90,000 shares of the Company’s common stock and agreed to pay Mr. Pinkerton $15,000. Pursuant to a letter agreement dated May 10, 2008 between the Company and Mr. Pinkerton, Mr. Pinkerton agreed to the cancellation of the amount owed in exchange for the issuance of 30,000 shares of the Company’s common stock to Mr. Pinkerton.

As consideration for advisory services, the Company issued options to Michael Mortier, a member of the Company’s advisory board, purchase an aggregate of 100,000 shares of the Company’s common stock.

As consideration for advisory services, on March 31, 2006 the Company issued options to Kenneth Young, a member of the Company’s advisory board, purchase an aggregate of 150,000 shares of the Company’s common stock.

As consideration for advisory services, on April 13, 2005 the Company issued an option to Doug Cartier, a member of the Company’s advisory board, purchase 40,000 shares of the Company’s common stock.

As consideration for patent and trademark services, the Company agreed to pay Dean Craine, a member of the Company’s advisory board, an aggregate of $29,268. Pursuant to a letter agreement dated May 10, 2008 between the Company and Mr. Craine, Mr. Craine agreed to the cancellation of the amount owed in exchange for the issuance of 58,536 shares of the Company’s common stock to Mr. Craine.

As consideration for legal service, the Company agreed to pay an aggregate of $2,154 and issue a warrant to purchase up to 150,000 shares of the Company’s common stock to Cairncross & Hempelman, P.S. Pursuant to a letter agreement dated May 10, 2008 between the Company and Bob Seidel, a senior partner at the firm of Cairncross & Hempelman and a member of the Company’s advisory board, Cairncross & Hempelman agreed to the cancellation of the amount owed in exchange for the issuance of 4,308 shares of the Company’s common stock to Cairncross & Hempelman.

With the exception of the forgoing, no director or officer of the Registrant or the Company has received any compensation during the last three fiscal years. The Registrant and the Company do not have any employment or any similar agreements with their officers and their directors do not receive any compensation their services as directors. No options or other rights were granted to any employee, executive officer or director of the Registrant or the Company during the last three fiscal years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction, proposed transaction or series of transactions in which the amount involved exceeded $120,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest, with the exception of the transactions described under Executive Compensation above and the following exceptions:

On May 15, 2006 the Company and Mr. Lang executed a Convertible Note Purchase Agreement, as amended on May 15, 2006, pursuant to which Mr. Lang purchased a convertible promissory note in the principal amount of $10,000 and 1,000 shares of common stock from the Company. Pursuant to a letter agreement dated April 28, 2008 between the Company and Mr. Lang, the convertible promissory note and accrued and unpaid interest in the amount of $1,236 were cancelled in exchange for 22,472 shares of the Company’s common stock.

On April 4, 2006 the Company and Armada Capital LLC, a major shareholder of the Company, executed a Convertible Note Purchase Agreement, as amended on April 24, 2006, pursuant to which Armada Capital purchased a convertible promissory note in the principal amount of $20,000 and 8,000 shares of common stock from the Company. Pursuant to a letter agreement dated April 24, 2008 between the Company and Armada Capital, the convertible promissory note and accrued and unpaid interest in the amount of $2,472 were cancelled in exchange for 44,944 shares of the Company’s common stock.

Between August 28, 2006 and April 24, 2008 the Company and Steve Moore, a member of the Company’s advisory board, executed a four Convertible Note Purchase Agreements, as amended, pursuant to which Steve Moore purchased convertible promissory notes in the aggregate principal amount of $100,000 and 40,000 shares of common stock from the Company. Pursuant to a letter agreement dated April 24, 2008 between the Company and Steve Moore, the convertible promissory notes and accrued and unpaid interest in the aggregate amount of $6,885 were cancelled in exchange for 213,770 shares of the Company’s common stock.

Brian Conte is a founder and owner of Fast Track Development. From November 11, 2005 to April 24, 2008 Fast Track Development provided software and development services to the Company valued at $144,604. Pursuant to a letter agreement dated April 24, 2008 between the Company and Mr. Conte, in lieu of payment in cash for such services the Company agreed to issue 280,918 shares of common stock to Mr. Conte.

The Company incurred management fees totaling $140,801 and $142,512 owed to Brook Lang, the chief executive officers of the Company and the Registrant, for services rendered during the years ended December 31, 2007 and 2006, respectively. In the six months ended June 30, 2008, the Company incurred $63,659 in additional management fees owed to Mr. Lang. At June 30, 2008 $183,364 of such fees are unpaid.

The Company incurred software development costs totaling $66,871 and $21,174 owed to Fast Track Development, a company that is owned by the chief development officer of the Company and the Registrant, Brian Conte, in the years ended December 31, 2007 and 2006, respectively. As of December 31, 2007 there have been no payments on these fees. The amounts are secured by a lien against all of the assets of the Company. The amounts are convertible into common stock of the Company if the Company sells $250,000 or more of its Series A Convertible Preferred Stock in an equity financing. If triggered, the amounts owed would be converted at the same price per share as the equity financing. At December 31, 2007 and 2006, $110,588 and $89,414 of these fees are unpaid.

In 2007, shareholders made interest bearing loans to Montavo totaling $107,500. The loans were secured by all of Montavo’s assets. Interest expense on these loans was calculated at 6%, and $4,727 was charged to interest expense in 2007. Montavo repaid the loans in full in 2007.

In the years ended December 31, 2005, 2006, and 2007, certain shareholders of the Company made non-interest bearing, unsecured loans to the Company totaling $13,436, $4,100, and $455, respectively. Interest expense on these loans has been imputed at 6%, and $533, $1,053, and $1,147 was charged to interest expense and credited to additional paid in capital for the years ended December 31, 2005, 2006, and 2007, respectively.

In the years ended December 31, 2006 and 2005, Mr. Lang made interest bearing, unsecured loans to the Company totaling $6,000 and $14,000, respectively. Interest expense on these loans was calculated at 6%, and $19, $1,081, and $1,200 was charged to interest expense in the years ended December 31, 2005, 2006, and 2007, respectively. At December 31, 2007 and 2006 these shareholder loans totaled $37,510 and $37,555 respectively.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Registrant’s common stock is eligible for trading on the Over-The-Counter Bulletin Board.
As of August 25, 2008, we had were approximately 133 stockholders of record.

There is no public market for the Company’s common stock. As of August 25, 2008, there were approximately 30 holders of the Company’s common stock.

Dividends

The Registrant and the Company have never declared or paid any cash dividends on their common stock nor do they anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance operations and our expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Equity Compensation Plans

The Registrant does not have any equity compensation plans. The Company adopted its 2005 Stock Option Plan (the “Plan”) in 2005. The Plan provides for the granting of stock options to employees of the Company and to consultants for services rendered to the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISOs”) may be granted only to the Company’s employees (including officers and directors who are also employees). Nonqualified stock options may be granted to employees and consultants. Options under the Plan may be granted for periods of up to ten years. The exercise price shall be as established by the plan administrator, provided that the exercise price for any ISO shall not be less than the fair market value per share of the Company’s common stock at the time the option is granted. The exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant and such option is not exercisable more than five years from the date of the grant. The exercise price of an NSO may be less than, equal to or greater than the fair market value per share of the Company’s common stock at the time the option is granted. The Company reserved 2,000,000 shares of common stock for issuance under the Plan.

As of June 30, 2008 there were 1,456,000 shares of the Company’s common stock issuable upon exercise of options granted pursuant to the Plan, and 544,000 shares remain available for future issuances under the Plan. The weighted-average exercise price of the outstanding options is $0.01.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant has adopted provisions in its certificate of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under the Registrant's Certificate of Incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to the Registrant or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to the Registrant or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director of liability for violation of, or otherwise relieve the Registrant or its directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recision.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL MATTERS

None.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

In connection with the completion of the transactions contemplated by the Agreement the Registrant will issue an aggregate of 11,700,000 shares of common stock to the holders of shares of the Company, in exchange for the surrender of all of the share capital of the Company, including 8,901,902 shares of the Company’s common stock and options and warrants to purchase an aggregate of 2,798,098 shares of the Company’s common stock. The shares will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Regulation D promulgated of the Securities Act. The holders of shares of the Company have represented that they are accredited investor, as defined in Regulation D, that they are acquiring the shares for their own accounts as principals, not as a nominees or agents, for investment purposes only and not with a view to or for resale or distribution.

On or about June 26, 2008, the Registrant issued an aggregate of 700,000 shares of common stock to two convertible debenture holders, upon conversion of their debentures. The shares were issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act, and the transaction did not involve a public offering.

On May 15, 2008, the Registrant issued 360,000 shares of common stock to its president, Robert Montesano, as consideration for services rendered. The shares were issued without registration pursuant to Section 4(2) of the Securities Act. Mr. Montesano had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

Section 9    Financial Statements and Exhibits

 Item 9.01    Financial Statements and Exhibits

(a)
Unaudited, Interim Financial Statements of the Company as of June 30, 2008 - Filed Herewith

Balance Sheets as of June 30, 2008 and December 31, 2007 (unaudited).

Statements of Expenses for the six and three month periods ended June 30, 2008 and 2007 and for the period from December 23, 2004 (inception) to June 30, 2008 (unaudited).

Statements of Changes in Stockholders’ Deficit for the six months ended June 30, 2008 (unaudited).

Statements of Changes in Stockholders’ Deficit for the six months ended June 30, 2008 (unaudited).

Audited Financial Statements of the Company as of December 31, 2007

The following financial statements of Montavo, Inc. are incorporated by reference from the Definitive Proxy Statement on Schedule 14A, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2008:

Report of Independent Registered Public Accounting Firm dated July 10, 2008

Balance Sheets dated as of December 31, 2007 and 2006 (audited)

Statements of Expenses for the fiscal years ended December 31, 2007 and 2006 and for the period from December 23, 2004 (inception) to December 31, 2007 (audited)

Statements of Changes in Stockholders’ Deficit for the period from December 23, 2004 (inception) to December 31, 2007 (audited)

Statements of Cash Flows for the fiscal years ended December 31, 2007 and 2006 and for the period from December 23, 2004 (inception) to December 31, 2007 (audited)

Unaudited, Interim Financial Statements of the Registrant as of May 31, 2008

The following financial statements of North Coast Partners, Inc. are incorporated by reference from the Definitive Proxy Statement on Schedule 14A, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2008:

Balance Sheets dated as of May 31, 2008 (unaudited) and August 31, 2007
Statements of Operations for the three and nine months ended May 31, 2008 and May 31, 2007, and the period from July 23, 2001 (inception) through May 31, 2008 (unaudited)

Statements of Cash Flows for the nine months ended May 31, 2008 and May 31, 2007 and the period from July 23, 2001 (inception) through May 31, 2008 (unaudited)

Unaudited, Interim Financial Statements of the Registrant as of February 29, 2008

The following financial statements of North Coast Partners, Inc. are incorporated by reference from the Definitive Proxy Statement on Schedule 14A, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2008:

Balance Sheets dated as of February 29, 2008 (unaudited) and August 31, 2007

Statements of Operations for the three and six months ended February 29, 2008 and February 28, 2007, and the period from July 23, 2001 (inception) through February 29, 2008 (unaudited)

Statements of Cash Flows for the six months ended February 29, 2008 and February 28, 2007 and the period from July 23, 2001 (inception) through February 29, 2008 (unaudited)

Unaudited, Interim Financial Statements of the Registrant as of November 30, 2007

The following financial statements of North Coast Partners, Inc. are incorporated by reference from the Definitive Proxy Statement on Schedule 14A, as filed by the Registrant with the

Securities and Exchange Commission on July 31, 2008:

Balance Sheets dated as of November 30, 2007 (unaudited) and August 31, 2007

Statements of Operations for the three months ended November 30, 2007 and 2006, and the period from July 23, 2001 (inception) through November 30, 2007 (unaudited)

Statements of Cash Flows for the three months ended November 30, 2007 and 2006, and the period from July 23, 2001 (inception) through November 30, 2007 (unaudited)

Audited Financial Statements of the Registrant as of August 31, 2007

The following financial statements of North Coast Partners, Inc. are incorporated by reference from the Definitive Proxy Statement on Schedule 14A, as filed by the Registrant with the Securities and Exchange Commission on July 31, 2008:

Report of Independent Registered Public Accounting Firm October 17, 2007

The following financial statements of North Coast Partners, Inc. are incorporated by reference from its Annual Report on Form 10-KSB, as filed by the Registrant with the Securities and Exchange Commission on August 31, 2007:

Balance Sheets dated as of August 31, 2007 and 2006 (audited)

Statement of Operations for the years ended August 31, 2007 and 2006, and for the period from July 23, 2001 (inception) through August 31, 2007 (audited)

Statement of Cash Flows for the years ended August 31, 2007 and 2006, and for the period from July 23, 2001 (inception) through August 31, 2007 (audited)

Statement of Changes in Stockholders’ Deficit for the period from July 23, 2001 (inception) through August 31, 2007(audited)

(b)	Pro forma financial information.
Pro forma Combined Balance Sheet as of May 31, 2008 (unaudited)

(c)	Exhibits

Exhibit 10.5
Agreement dated May 7, 2008, by and among North Coast Partners, Inc., North Coast Acquisition Corp. and Montavo, Inc. (incorporated by reference to the Current Report on Form 8-K filed by North Coast Partners, Inc. on May 9, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2008

MONTAVO, INC.

	By:	/s/ Brook W. Lang
	Name:	Brook W. Lang
	Title:	Chief Executive Officer

MONTAVO, INC.
(A Development Stage Company)
BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2008	2007

ASSETS
Current assets:
Cash	$2,893	$112

Long-term assets
Software developed for internal use	111,159	110,588
Patent pending	41,367	27,378

Total assets	$155,419	$138,078

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$58,155	$64,422
Accounts payable - related party	346,773	274,334
Accrued interest	41,134	29,603
Shareholder advances	38,010	37,510
Bridge round loans, net of discount of $644 and $0, respectively.	396,856	297,500

Total current liabilities	880,928	703,369

Commitments	-	-

Stockholders' deficit:
Preferred stock, $.001 par value, 30,000,000 shares authorized
none issued and outstanding	-	-
Common stock, $.001 par value, 70,000,000 shares authorized,
8,158,625 and 6,074,000 shares issued and outstanding at June 30, 2008 and December 31, 2007 respectively	8,159	6,074
Additional paid in capital	253,131	197,177
Deficit accumulated during the development stage	(986,799)	(768,542)
Total stockholders' deficit	(725,509)	(565,291)

Total liabilities and stockholders' deficit	$155,419	$138,078

See accompanying notes to the financial statements

MONTAVO, INC.
(A Development Stage Company)
STATEMENTS OF EXPENSES
(Unaudited)

					December 23, 2004
	Six months ended		Three months ended		(Inception) to
	June 30,		June 30,		June 30,
	2008	2007	2008	2007	2008

Operating expenses	$204,149	$219,564	$80,726	$139,009	$907,838

Net loss from operations	(204,149)	(219,564)	(80,726)	(139,009)	(907,838)

Interest expense	(14,108)	(12,741)	(8,312)	(7,366)	(78,961)

Net loss	$(218,257)	$(232,305)	$(89,038)	$(146,375)	$(986,799)

Basic and diluted net loss per share	$(0.03)	$(0.04)	$(0.01)	$(0.02)	N/A

Weighted average shares outstanding	7,967,033	6,000,000	8,000,000	6,000,000	N/A

See accompanying notes to the financial statements

MONTAVO, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
For the six months ended June 30, 2008
(Unaudited)

	Number of Common Shares Issued	Common Stock at Par Value	Additional Paid-in Capital	Deficit accumulated during the development stage	Total

Balances, December 31, 2007	6,074,000	$6,074	$197,177	$(768,542)	$(565,291)

Shares issued for services January	2,000,000	2,000	45,374		47,374
Shares issued for cash:
Prior period adjustment	44,625	45	1,012		1,057
March	7,000	7	159		166
April	10,000	10	227		237
May	20,000	20	454		474
June	3,000	3	68		71
Options and warrants issued for services in:
Quarter ending March 31, 2008			3,310		3,310
Quarter ending June 30, 2008			5,088		5,088
Imputed interest on shareholder advances			262		262
Net loss				(218,257)	(218,257)
Balances, June 30, 2008	8,158,625	$8,159	$253,131	$(986,799)	$(725,509)

See accompanying notes to the financial statements

MONTAVO, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

			December 23, 2004
	Six months ended		(Inception) to
	June 30,		June 30,
	2008	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(218,257)	$(232,305)	$(986,799)
Adjustments to reconcile net loss to net
cash used in operating activities:
Amortization of discount on notes payable	242	616	2,003
Issuance of common stock for services	47,374	-	118,435
Shares issued for modification debt terms	-	-	37,899
Option and warrant expense	8,398	1,783	27,134
Imputed interest	262	574	2,995
Changes in:
Accounts payable	(6,267)	36,591	58,155
Accounts payable related party	71,868	(19,864)	235,614
Accrued interest	11,531	11,552	41,134
Net cash used in operating activities	(84,849)	(201,053)	(463,430)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in patent	(13,989)	(3,526)	(41,367)
Net cash used in investing activities	(13,989)	(3,526)	(41,367)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	-	(5,357)	-
Proceeds from sales of common stock	2,005	355	74,827
Net shareholder advances	500	149,936	17,991
Proceeds from notes payable	99,114	59,645	522,372
Payments on notes payables	-	-	(107,500)
Net cash provided by financing activities	101,619	204,579	507,690

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,781	-	2,893

CASH AND CASH EQUIVALENTS, beginning of period	112	-	-

CASH AND CASH EQUIVALENTS, end of period	$2,893	$-	$2,893

Supplemental cash flow disclosures:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	-	-	-

Noncash investing and financing activities
Seller financed software developed for internal use	571	19,864	111,159

See accompanying notes to the financial statements

MONTAVO, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Montavo, Inc. (the “Company” or “Montavo”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in Montavo’s Form 8-K filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for fiscal 2007 as reported in the Form 8-K have been omitted.

NOTE 2 - GOING CONCERN

As shown in the accompanying consolidated financial statements, Montavo incurred net losses from operations and has an accumulated deficit and a working capital deficit as of June 30, 2008. These conditions raise substantial doubt as to Montavo’s ability to continue as a going concern. As of the date of this report, Montavo believes that it will not be able to fund its operations, working capital requirements, and debt service requirements through fiscal year 2008 through cash flows generated by operations. The financial statements do not include any adjustments that might be necessary if Montavo is unable to continue as a going concern.

NOTE 3 - BRIDGE LOANS

During the quarter ended March 31, 2008, Montavo issued $17,500 of bridge loans with 7,000 shares of common stock. The shares have a fair value of $166, and have been treated as a discount to the bridge loans.

During the quarter ended June 30, 2008, Montavo issued $82,500 of bridge loans with 33,000 shares of common stock. The shares have a fair value of $782, and have been treated as a discount to the bridge loans.

In May 2008, Montavo agreed to convert all amounts due under the bridge loans into common stock of Montavo at $.50 per share if Montavo closes on a merger with North Coast Partners, Inc. The Montavo common shares would then be converted on a one for one basis into North Coast shares.

NOTE 4 - COMMON STOCK

In January 2008, 2,000,000 shares of common stock were issued for services. These shares have a fair value of $47,374.

In August 2008, management determined 44,625 shares of common stock issued with bridge notes in fiscal 2007 were previously unaccounted for.

NOTE 5 - OPTIONS AND WARRANTS

During the quarter ended March 31, 2008, Montavo granted 65,000 options that vest over one year with an exercise price of $.01 for services and 125,000 warrants that vest immediately with an exercise price of $.01 for services. The fair value of the awards was $4,363 with $3,310 expensed during the quarter ended March 31, 2008 and $352 expensed during the quarter ended June 30, 2008.

In April 2008, Montavo granted 50,000 warrants that vest immediately with an exercise price of $.01 for services. The fair value of the award was $1,182 with all of it expensed immediately.

In April 2008, Montavo granted 150,000 warrants that vest immediately with an exercise price of $0.00001 in consideration for legal services provided in connection with the Merger. The fair value of the award was $3,555 with all of it expensed immediately.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Montavo, Inc.
(A Development Stage Company)
Bellevue, Washington

We have audited the accompanying balance sheets of Montavo, Inc. as of December 31, 2007 and 2006, and the related statements of expenses, cash flows and changes in stockholders’ deficit for the years then ended and the period from December 23, 2004 (inception) through December 31, 2007. These financial statements are the responsibility of Montavo’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Montavo, Inc., as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the periods described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Montavo will continue as a going concern. As discussed in Note 2 to the financial statements, Montavo has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

July 10, 2008

MONTAVO, INC.
(A Development Stage Company)
BALANCE SHEETS

	December 31,	December 31,
	2007	2006

ASSETS
Current assets:
Cash	$112	$-

Long-term assets
Software developed for internal use	110,588	89,415
Patent pending	27,378	23,167

Total assets	$138,078	$112,582

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Bank overdraft	$-	$5,413
Accounts payable	64,422	36,630
Accounts payable - related party	274,334	132,414
Accrued interest	29,603	6,500
Shareholder advances	37,510	37,555
Bridge round loans, net of discount of $0 and $877, respectively.	297,500	236,623

Total current liabilities	703,369	455,135

Commitments	-	-

Stockholders' deficit:
Preferred stock, $.001 par value, 30,000,000 shares authorized
none issued and outstanding	-	-
Common stock, $.001 par value, 70,000,000 shares authorized,
6,000,000 shares issued and outstanding, December 31, 2007 and 2006	6,074	6,059
Additional paid in capital	197,177	192,834
Deficit accumulated during the development stage	(768,542)	(541,446)
Total stockholders' deficit	(565,291)	(342,553)

Total liabilities and stockholders' deficit	$138,078	$112,582

See accompanying summary of accounting policies and notes to financial statements.

MONTAVO, INC.
(A Development Stage Company)
STATEMENTS OF EXPENSES

			December 23, 2004
	Year ended		(Inception) to
	December 31,		December 31,
	2007	2006	2007

Operating expenses	$194,463	$312,802	$703,689

Net loss from operations	(194,463)	(312,802)	(703,689)

Interest expense	(32,633)	(31,035)	(64,853)

Net loss	$(227,096)	$(343,837)	$(768,542)

Basic and diluted net loss per share	$(0.04)	$(0.06)	N/A

Weighted average shares outstanding	6,000,000	6,000,000	N/A

See accompanying summary of accounting policies and notes to financial statements.

MONTAVO, INC.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
Period from December 23, 2004 (Inception) through December 31, 2007

	Number of Common Shares Issued	Common Stock at Par Value	Additional Paid-in Capital	Deficit accumulated during the development stage	Total
Issuance of founder shares for cash December 23, 2004	3,000,000	$3,000	$68,061	$-	$71,061

Balances, December 31, 2004	3,000,000	3,000	68,061	-	71,061

Issuance of common stock for services July	3,000,000	3,000	68,061		71,061

Options and warrants issued for services in:
February			1,730		1,730
March			1,551		1,551
April			680		680
May			237		237
June			125		125
December			47		47

Imputed interest on shareholder advances			533		533

Net loss				(197,609)	(197,609)

Balances, December 31, 2005	6,000,000	6,000	141,025	(197,609)	(50,584)

Shares issued for cash:
April	5,000	5	113		118
May	15,000	15	340		355
August	16,250	16	369		385
October	12,500	12	284		296
November	8,750	9	199		208
December	1,875	2	42		44

Options and warrants issued for services in:
February			3,241		3,241
March			3,552		3,552
April			89		89
June			2,211		2,211
July			142		142
August			49		49
September			79		79
Vesting of prior period options and warrants			2,147		2,147

Shares issued by shareholders on behalf of Montavo for modification of loan terms accounted for as a acontribution to capital			37,899		37,899

Imputed interest on shareholder advances			1,053		1,053

Net loss				(343,837)	(343,837)

Balances, December 31, 2006	6,059,375	6,059	192,834	(541,446)	(342,553)

Shares issued for cash:
January	8,750	9	198		207
April	6,250	6	142		148

Options and warrants issued for services in:
January			710		710
Vesting of prior period options and warrants			2,146		2,146

Imputed interest on shareholder advances			1,147		1,147

Net loss				(227,096)	(227,096)

Balances, December 31, 2007	6,074,375	$6,074	$197,177	$(768,542)	$(565,291)

See accompanying summary of accounting policies and notes to financial statements.

MONTAVO, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

			December 23, 2004
	Year ended		(Inception) to
	December 31,		December 31,
	2007	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(227,096)	$(343,837)	$(768,542)
Adjustments to reconcile net loss to net
cash used in operating activities:
Amortization of discount on notes payable	1,232	529	1,761
Issuance of common stock for services	-	-	71,061
Shares issued for modification debt terms		37,899	37,899
Option and warrant expense	2,856	11,510	18,736
Imputed interest	1,147	1,053	2,733
Changes in:
Accounts payable	27,792	17,310	64,422
Accounts payable related party	120,746	22,000	163,746
Accrued interest	23,103	6,500	29,603
Net cash used in operating activities	(50,220)	(247,036)	(378,581)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in patent	(4,210)	(15,287)	(27,378)
Net cash used in investing activities	(4,210)	(15,287)	(27,378)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	(5,413)	5,413	-
Proceeds from sales of common stock	355	1,406	72,822
Net shareholder advances	(45)	4,100	17,491
Proceeds from notes payable	167,145	250,103	423,258
Payments on notes payables	(107,500)	-	(107,500)
Net cash provided by financing activities	54,542	261,022	406,071

NET CHANGE IN CASH AND CASH EQUIVALENTS	112	(1,301)	112

CASH AND CASH EQUIVALENTS, beginning of period	-	1,301	-

CASH AND CASH EQUIVALENTS, end of period	$112	$-	$112

Supplemental cash flow disclosures:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	-	-	-

Noncash investing and financing activities
Seller financed software developed for internal use	21,174	66,870	110,588

See accompanying summary of accounting policies and notes to financial statements.

MONTAVO, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business Activity

Montavo, Inc. (the “Company” or “Montavo”) is a Washington corporation formed on December 23, 2004 and has developed a mobile Location Based Services marketing solution for wireless carriers, mobile handsets manufacturers, wireless carrier and device software aggregators, personal navigation device manufacturers, and vehicle manufacturers. Montavo has a patent pending software technology filed for “method and distribution system for location based wireless presentation of electronic coupons”.

This summary of significant accounting policies of Montavo is presented to assist in understanding the financial statements. The financial statements and notes are representations of management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements. The following items comprise the significant accounting policies of Montavo.

Basis of Accounting

Montavo maintains its accounts on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Accounting principles followed by Montavo and the methods of applying those principles, which materially affect the determination of financial position, results of operating and cash flows are summarized below.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, cash in banks and all highly liquid investments with original maturities of three months or less at the time of purchase.

Net Loss Per Share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. The per share amounts include the dilutive effect of common stock equivalents in years with net income. Montavo had losses in 2007 and 2006. Basic and diluted loss per share is the same as the effect of our potential common stock equivalents would be anti dilutive.

Debt Discounts

Debt discounts are being amortized through periodic charges to interest expense over the maximum term of the related financial instrument using the effective interest method. Total amortization of debt discounts amounted to $1,232 and $529 during the years ended December 31, 2007 and 2006, respectively.

Software Developed for Internal Use

Software development costs for internal use are capitalized in accordance with Statement of Position 98-1, “Accounting for the Cost of Computer Software Developed or Obtained for Internal Use” and, once placed in service, amortized using the straight-line method over the estimated useful life. Montavo is currently developing proprietary Deal-Finder mobile search and mobile advertising media technology. Montavo has capitalized costs for internally developed software totaling $110,588 and $89,415 as of December 31, 2007 and 2006, respectively. As of December 31, 2007, the software was still under development and has not been placed in service and therefore amortization has not yet begun.

Patents

The cost of patents represents amounts paid to third parties, including legal costs associated with successfully defending or obtaining the patents. Amortization will be calculated on a straight-line basis over the estimated useful life of the related asset. If patent applications are unsuccessful, cost associated with these patents is expensed immediately. Montavo has a patent pending technology filed for “method and distribution system for location based wireless presentation of electronic coupons”. Montavo has capitalized costs for patent-related legal fees totaling $27,378 and $23,167 as of December 31, 2007 and 2006, respectively. As of December 31, 2007, the patent is still pending and therefore amortization has not yet begun.

Federal Income Tax

Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for consolidated financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

Black−Scholes Valuation Model

Montavo used the Black−Scholes pricing model to determine the fair values of its options and warrants. The model uses market sourced inputs such as interest rates, stock prices, and option volatilities, the selection of which requires management's judgment, and which may impact net income or loss. Montavo uses a risk free interest rate which is the U. S. Treasury bill rate for a security with a maturity that approximates the estimated expected life of the derivative or security.

Stock Based Compensation

Montavo records compensation expense associated with stock options and other forms of equity compensation are accordance with Statement of Financial Accounting Standards (“SFAS”) No.123R, Share−Based Payment, as interpreted by SEC Staff Accounting Bulletin No. 107.

Stock issued to employees are recorded at the fair value on the date of grant and recognized as compensation expenses over the applicable requisite service period. Warrants granted to non−employees are recorded at the estimated fair value of the options granted using the Black Scholes pricing model and recognized as general and administrative expense over the applicable requisite service period.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of SFAS 157 is not expected to have a material impact on the financial statements. There were various other accounting standards and interpretations issued during 2007, none of which are expected to have a material impact on the Montavo’s financial position, operations or cash flows.

NOTE 2 – GOING CONCERN

As shown in the accompanying consolidated financial statements, Montavo incurred net losses from operations and has an accumulated deficit and a working capital deficit as of December 31, 2007. These conditions raise substantial doubt as to Montavo’s ability to continue as a going concern. As of the date of this report, Montavo believes that it will not be able to fund its operations, working capital requirements, and debt service requirements through fiscal year 2008 through cash flows generated by operations. The financial statements do not include any adjustments that might be necessary if Montavo is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

Montavo recorded management fees totaling $140,801 and $142,512 to a shareholder for his services rendered during the years ended December 31, 2007 and 2006, respectively. At December 31, 2007 and 2006, $163,746 and $43,000 of these fees are unpaid.

In addition, Montavo recorded software development costs totaling $66,871 and $21,174 to a shareholder for software development services for the years ended December 31, 2007 and 2006, respectively. As of December 31, 2007 there have been no payments on these fees. The amounts are secured by all of the assets of Montavo. The amounts are convertible into common stock of Montavo if Montavo sells $250,000 or more of Series A Convertible Preferred Stock in an equity financing. If triggered, the amounts owed would be converted at the same price per share as the equity financing. At December 31, 2007 and 2006, $110,588 and $89,414 of these fees are unpaid.

In 2007, shareholders made interest bearing loans to Montavo totaling $107,500. The loans were secured by all of Montavo’s assets. Interest expense on these loans was calculated at 6%, and $4,727 was charged to interest expense in 2007. Montavo repaid the loans in full in 2007.

In the years ended December 31, 2005, 2006, and 2007, a shareholder made non-interest bearing, unsecured loans to Montavo totaling $13,436, $4,100, and $455, respectively. Interest expense on these loans has been imputed at 6%, and $533, $1,053, and $1,147 was charged to interest expense and credited to additional paid in capital for the years ended December 31, 2005, 2006, and 2007, respectively.

In the years ended December 31, 2006 and 2005, a shareholder made interest bearing, unsecured loans to Montavo totaling $6,000 and $14,000, respectively. Interest expense on these loans was calculated at 6%, and $19, $1,081, and $1,200 was charged to interest expense in the years ended December 31, 2005, 2006, and 2007, respectively.

At December 31, 2007 and 2006 these shareholder advances totaled $37,510 and $37,555 respectively.

Montavo has office space in Bellevue, Washington. This space is provided at no cost by the chief development officer on a month to month basis.

NOTE 4 – BRIDGE LOANS

At December 31, 2007 and 2006, Montavo owed various lenders $297,500 and $237,500, respectively, identified on the Balance Sheet as one year unsecured “bridge loans.” During 2007 and 2006, Montavo issued $60,000 and $237,500 of bridge loan notes with 15,000 and 59,375 shares of common stock, respectively. The fair value of the shares totaled $1,406 and $355, and have been accounted for as a discount to the notes. The discounts have been amortized over the one year maturity of the loans. A summary of the loans is as follows:

	2007	2006
Face value of bridge loans	$297,500	$237,500
Less: discount	(1,761)	(1,406)
Add: amortization of discount	1,761	529
Carrying value of bridge loans	$297,500	$236,623

The bridge loans bear interest at 6% per annum and are convertible into Montavo common stock if Montavo completes an equity financing of at least $2 million. The conversion would be calculated by dividing the principal (and accrued interest at the option of Montavo) by 70% of the price per share of the common shares pursuant to equity financing. Montavo evaluated the instruments under SFAS 133 and EITF 00-19 for derivative accounting and determined the instruments met equity criteria and therefore were not derivatives. Montavo also evaluated the instruments under EITF’s 98-5 and 00-27 and determined the conversion feature was contingent on a future event and could not be fully evaluated until the event occurred. If a change in control of Montavo or a merger occurs, the holder shall receive the greater of 1.5 times the principal and interest on the note, or the consideration payable if the number of shares into which the principal and interest would convert, based on a $10 million pre-money valuation of the Company immediately prior to change of control or merger.

In May 2008, in anticipation of a merger, the bridge loan investors agreed to convert the bridge loans immediately prior to the closing of the merger. Each holder will receive two shares of common stock for every $1.00 of principal and accrued interest.

Accrued interest of $22,576 and $5,357 has been accrued for December 31, 2007 and 2006, respectively, relating to the bridge loans.

NOTE 5 – INCOME TAXES

Montavo incurred net losses since inception and, therefore, had no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved. The cumulative net operating loss carry forward is approximately $638,000 and $415,000 at December 31, 2007 and 2006, respectively and will expire in the years 2025 through 2027.

At December 31, 2007 and 2006 the deferred tax assets consisted of the following:

	2007	2006
Net operating loss	$217,000	$141,000
Less: Valuation allowance	(217,000)	(141,000)
Net deferred tax asset	$-	$-

NOTE 6 – COMMON STOCK

On December 23, 2004, 3,000,000 shares of common stock were issued to the founders for cash totaling $71,061.

In July 2005, 3,000,000 shares of common stock were issued for services. The shares had a fair value of $71,061 and were expensed when issued.

In 2005, the company issue 59,000 shares of common stock in conjunction with Bridge loan notes totaling $237,500. The proceeds allocated to the stock were $1,406.
In 2006, the company issued 15,000 shares of common stock in conjunction with Bridge loan notes totaling $60,000, The proceeds allocated to the stock was $355.

On April 21, 2006, the two directors transferred 1,600,000 shares of common stock to a note holder for the modification of loan terms, the due date on selected notes were extended for one year. These shares had a fair value of $37,899 and have been accounted for as an expense and a contribution to capital.

NOTE 7 – OPTIONS AND WARRANTS

In 2005 Montavo adopted the 2005 Stock Option Plan (“the Plan”). The Plan provides for the granting of stock options to employees and consultants for services rendered to the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (“NSO”) may be granted to employees and consultants. Montavo reserved 1,000,000 shares of common stock for issuance under the Plan.

Options under the Plan may be granted for periods of up to ten years. The exercise price shall be as established by the Plan Administrator, provided that the exercise price for any ISO shall not be less than the fair market value per share of the Common Stock at the time the option is granted. The exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant and such option is not exercisable more than five years from the date of the grant. The exercise price of an NSO may be less than, equal to or greater than the fair market value per share of the Common Stock at the time the option is granted.

Montavo granted options for services with all options vesting one year from the date of grant as follows:

Year of Grant	Number of Options	Exercise Price	Fair value	Expensed in 2005	Expensed in 2006	Expensed in 2007	Future expense
2005	230,000	$.01	$5,450	$3,304	$2,147	$-	$-
2006	480,000.01		11,366	-	9,220	2,146	-
2007	30,000.01		710	-	-	710	-
Totals	740,000		17,526	3,304	11,367	2,857	-

The following table summarizes common stock options issued and outstanding:

	Options	Weighted average exercise price	Aggregate intrinsic value	Weighted average remaining contractual life (years)

Outstanding at January 1, 2005	-	$-	$-	-
Granted	230,000	0.01
Exercised	-	-
Forfeited	-	-
Expired	-	-

Outstanding at December 31, 2005	230,000	0.01	2,300	9.0

Granted	480,000	0.01
Exercised	-	-
Forfeited	-	-
Expired	-	-

Outstanding at December 31, 2006	710,000	0.01	7,100	9.0

Granted	30,000	0.01
Exercised	-	-
Forfeited	-	-
Expired	-	-

Outstanding at December 31, 2007	740,000	$0.01	$7,400	8.0

Options exercisable at December 31, 2007

Exercise Price	Number of shares	Weighted average remaining life (years)	Exercisable number of shares
$.01	740,000	8.0	740,00

Montavo granted warrants for services with vesting ranging from immediately to six months as follows:

Year of Grant	Number of Options	Exercise Price	Fair value	Expensed in 2005	Expensed in 2006	Expensed in 2007	Future expense
2005	45,000	$.01	$1,066	$1,066	$-	$-	$-
2006	6,000.01		143	-	143	-	-
2007	-	.01	-	-	-	-	-
Totals	51,000		1,209	1,066	143	-	-

The following table summarizes common stock warrants issued and outstanding:

	Warrants	Weighted average exercise price	Aggregate intrinsic value	Weighted average remaining contractual life (years)

Outstanding at January 1, 2005	-	$-	$-	-
Granted	45,000	0.01
Exercised	-	-
Forfeited	-	-
Expired	-	-

Outstanding at December 31, 2005	45,000	0.01	450	9.0

Granted	6,000	0.01
Exercised	-	-
Forfeited	-	-
Expired	-	-

Outstanding at December 31, 2006	51,000	0.01	510	8.0

Granted	-	0.01
Exercised	-	-
Forfeited	-	-
Expired	-	-

Outstanding at December 31, 2007	51,000	$0.01	$510	7.4

Warrants exercisable at December 31, 2007

Exercise Price	Number of shares	Weighted average remaining life (years)	Exercisable number of shares
$.01	51,000	7.4	51,00

NOTE 8 – SUBSEQUENT EVENTS

Subsequent to December 31, 2007, Montavo issued $117,500 of additional bridge loans with 29,375 shares of common stock. The shares have a fair value of $696, and have been treated as a discount to the bridge loans.

During January 2008, 2,000,000 shares of common stock were issued for services. These shares have a fair value of $47,374.

Subsequent to December 31, 2007, Montavo granted 65,000 options that vest over one year with an exercise price of $.01 for services and 175,000 warrants that vest immediately with an exercise price of $.01 for services.

In May 2008, Montavo agreed to convert all amounts due under the bridge loans into common stock of Montavo at $.50 per share if Montavo closes on a merger with North Coast Partners, Inc. The Montavo common shares would then be converted on a one for one basis into North Coast shares.

In April 2008, Montavo granted to 150,000 warrants that vest immediately with an exercise price of $0.00001 in consideration for legal service provided in connection with the Merger. The fair value of the award was $3,555 with all of it expensed immediately.

NORTH COAST PARTNERS, INC.
(a development stage company)
BALANCE SHEETS
(Unaudited)

	May 31, 2008	August 31, 2007
ASSETS

Current assets:
Cash	$1,498	$859

Total current assets	$1,498	$859

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$40,880	$24,033
Accounts payable - related party	8,539	8,226
Accrued interest	15,617	9,981
Notes payable - related party	-	70,050
Notes payable other	139,272	-

Total current liabilities	204,308	112,290

Commitments and contingencies	-	-

Stockholders' deficit

Preferred stock, par value $.001, 1,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $.001, 20,000,000 shares authorized; 13,080,000 and 12,720,000 shares issued and outstanding	13,080	12,720
Additional paid in capital	327,627	(12,063)
Deficit accumulated during the development stage	(544,754)	(114,202)
Other comprehensive income:
Equity adjustment on foreign currency translation	1,237	2,114

Total stockholders' deficit	(202,810)	(111,431)

Total liabilities and stockholders' deficit	$1,498	$859

See accompanying notes to the financial statements

NORTH COAST PARTNERS, INC.
(a development stage company)
STATEMENTS OF OPERATIONS
Three and Nine Months Ended May 31, 2008 and May 31, 2007, and
Period from July 23, 2001 (Inception) through May 31, 2008
(Unaudited)

					Inception
	Three Months Ended		Nine Months Ended		through
	2008	2007	2008	2007	2008

Revenues	$-	$-	$-	$-	$2,091
Cost of sales	-	-	-	-	51
General and administrative expenses	333,329	3,461	354,866	13,808	461,127

Net loss from operations	(333,329)	(3,461)	(354,866)	(13,808)	(459,087)
Interest expense	72,191	871	75,686	2,388	85,667

Net loss	(405,520)	(4,332)	(430,552)	(16,196)	(544,754)

Other comprehensive income
Foreign currency adjustment	(543)	(144)	(877)	(231)	1,237

Comprehensive loss	$(406,063)	$(4,476)	$(431,429)	$(16,427)	$(543,517)

Basic and diluted net loss per share	$(0.03)	$(0.00)	$(0.03)	$(0.00)

Basic and diluted weighted average shares outstanding	12,786,522	12,720,000	12,742,336	12,720,000

NORTH COAST PARTNERS, INC.
(a development stage company)
STATEMENTS OF CASH FLOW
Nine Months Ended May 31, 2008 and May 31, 2007 and
Period from July 23, 2001 (Inception) through May 31, 2008
(Unaudited)

			Inception
			through
	2008	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(430,552)	$(16,196)	$(544,754)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of common stock for services	270,000	-	270,000
Amortization of beneficial conversion feature	70,050	-	70,050
Changes in:
Inventory	-	(80)	-
Accounts payable	16,847	(6,000)	28,106
Accounts payable-related paty	313	141	4,839
Accrued interest	5,636	2,387	15,617

Net cash used in operating activities	(67,706)	(19,748)	(156,142)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from note payable - related party	12,000	10,000	139,272
Proceeds from notes payable - other	57,222	-	-
Issuance of common stock for cash	-	-	17,131

Net cash provided by financing activities	69,222	10,000	156,403

EFFECT OF EXCHANGE RATE ON CHANGES IN CASH	(877)	(231)	1,237

NET CHANGE IN CASH	639	(9,979)	1,498

CASH AND CASH EQUIVALENTS, beginning of period	859	11,539	-

CASH AND CASH EQUIVALENTS, end of period	$1,498	$1,560	$1,498

Supplemental Non-Cash Transactions:

Accounts payable due to reverse merger	$-	$-	$12,774
Accounts payable - related party due to reverse merger	$-	$-	$3,700

See accompanying notes to the financial statements

NORTH COAST PARTNERS, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of North Coast Partners, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in North Coast’s Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for fiscal 2007 as reported in the Form 10-KSB have been omitted.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, North Coast incurred a net loss for the nine months ended May 31, 2008. North Coast also had an accumulated deficit and a working capital deficit as of May 31, 2008. These conditions raise substantial doubt as to North Coast Partners, Inc.’s ability to continue as a going concern. Management is trying to raise additional capital through sales of common stock. The financial statements do not include any adjustments that might be necessary if North Coast Partners, Inc. is unable to continue as a going concern.

NOTE 3 – NOTES PAYABLE - RELATED PARTY

In September 2007, North Coast borrowed $12,000 from a related party. The note bears interest at 7% per annum, is unsecured, and is due June 30, 2008. The balance is convertible if not repaid at maturity at a conversion rate of $0.10 per share at the option of the lender. In July 2008, the note was converted. See note 7 for details.

Related party notes totaling $70,050 that matured on April 30, 2008 were assigned by the lender to a third party individual investor in May 2008. In July 2008, the notes were converted. See note 7 for details. The notes were originally convertible only at maturity. The contingent conversion feature was triggered on April 30, 2008 when they matured without renewal. North Coast evaluated the conversion features under EITF’s 98-5 and 00-27 and determined the notes contained beneficial conversion features totaling $70,050. The $70,050 was treated as a discount to the notes payable and a credit to additional paid in capital. The $70,050 was immediately amortized into interest expense due to the notes being mature at the time the contingency was triggered.

NOTE 4 – NOTES PAYABLE - OTHER

In January and February 2008, North Coast borrowed $6,500 and $1,956, respectively, from a previous member of our Board of Directors. The notes bear interest at 7% per annum, are unsecured, and are due November 30, 2008. The balances are convertible if not repaid at maturity at a conversion rate of $0.15 per share at the option of the lender.

In March 2008, North Coast borrowed $9,880 and $5,788 from a previous member of our Board of Directors. The notes bear interest at 7% per annum, are unsecured, and are due September 30, 2008. The balances are convertible if not repaid at maturity at a conversion rate of $0.15 per share at the option of the lender.

In April and May 2008, North Coast borrowed $3,578 and $18,400, respectively, from a previous member of our Board of Directors. The notes bear interest at 7% per annum, are unsecured, and are due November 30, 2008. The balances are convertible if not repaid at maturity at a conversion rate of $0.15 per share at the option of the lender.

In May 2008, North Coast borrowed $6,180 and $4,940 from a previous member of our Board of Directors. The notes bear interest at 7% per annum, are unsecured, and are due November 30, 2008. The balances are convertible if not repaid at maturity at a conversion rate of $0.30 per share at the option of the lender.

NOTE 5—COMMON STOCK

On December 28, 2007, North Coast declared a 2 for 1 share dividend or forward stock split of its issued and outstanding common stock to the holders of record as of December 17, 2007. All share and per share amounts have been adjusted to reflect the split as if it had occurred on the first day of the first period presented.

On May 15, 2008, North Coast issued 360,000 shares of common stock to its president for services rendered. Compensation expense of $270,000 was recorded related to issuance of these shares.

NOTE 6 – MERGER AGREEMENT

On May 7, 2008 North Coast Partners, Inc., its wholly owned subsidiary North Coast Acquisition Corp., a Delaware corporation (“Acquisition Corp.”), and Montavo, Inc., a privately-held Washington corporation, executed a merger agreement. Pursuant to its terms, Acquisition Corp. will merge into Montavo, with Montavo being the surviving entity as a wholly owned subsidiary of North Coast. Upon the effective time of the merger, all of the issued and outstanding common stock of Montavo, other than the stock held by stockholders who properly demand appraisal rights of their shares, shall exchange the shares owned by them for newly issued restricted shares of common stock of North Coast. It is anticipated that approximately 11,700,000 shares of common stock of North Coast will be issued to the shareholders of Montavo at the closing of the merger. However, in the event that North Coast does not consummate a merger or business combination with any other company within 90 days of the closing of the merger, the stockholders of Montavo will be entitled to receive additional shares in excess of the 11,700,000 shares. Upon the issuance of these additional shares, the stockholders of Montavo will beneficially own, in the aggregate, sixty percent (60%) of the issued and outstanding shares of common stock of North Coast, on a fully diluted basis. In contemplation of the merger, North Coast will file with the Secretary of State of Delaware an amendment to its certificate of incorporation, in order to increase its authorized share capital and change its name to Montavo, Inc.

Montavo is a Washington corporation formed on December 23, 2004 and has developed a mobile Location Based Services marketing solution for wireless carriers, mobile handsets manufacturers, wireless carrier/device software aggregators, personal navigation device manufacturers, and vehicle manufacturers. Montavo has a patent pending technology filed for “method and distribution system for location based wireless presentation of electronic coupons”.

NOTE 7—SUBSEQUENT EVENTS

In September 2007, North Coast borrowed $12,000 from a related party. On July 1, 2008, the lender assigned the note to a previous member of our Board of Directors, who agreed to accept 120,000 shares of common stock in complete satisfaction of principal and accrued interest. Accrued interest at May 31, 2008 totaled $670.

Related party notes totaling $60,050 that matured on April 30, 2008 were assigned by the lender to a third party individual investor on May 1, 2008. On June 23, 2008, the investor agreed to accept 600,000 shares of common stock in complete satisfaction of principal and accrued interest. Accrued interest at May 31, 2008 totaled $13,162.

Related party notes totaling $10,000 that matured on April 30, 2008 were assigned by the lender to a third party individual investor on May 2, 2008. On June 23, 2008, the investor agreed to accept 100,000 shares of common stock in complete satisfaction of principal and accrued interest. Accrued interest at May 31, 2008 totaled $1,113.

On August 28, 2008, North Coast executed an Asset Sale and Assignment Agreement for the purchase of music and song rights, entitlements and related property rights to the Music Library of Mel Venkateswaran, who was previously Chief Executive Office of North Coast. Consideration for the purchase is a promissory note in the amount of $50,000. The note bears interest at the rate of 5% per annum, matures August 27, 2009, and is convertible in whole or part into North Coast common shares at a conversion rate of $.50 per share.

Unaudited Pro Forma Financial Information:

The following selected Unaudited Pro Forma Financial Information is based on the historical financial statements of North Coast Partners, Inc., the registrant, (“North Coast”) and Montavo, Inc. (“Montavo”) and has been prepared to illustrate the effect of Montavo’s proposed acquisition of North Coast. The Unaudited Pro Forma information has been prepared treating the merger as a reverse merger whereby Montavo is the acquirer for accounting purposes. Montavo reports their financial results on a financial year ending December 31 and North Coast reports their financial results on a financial year ending August 31. The pro forma balance sheet gives effect to the acquisition of North Coast as if it occurred on May 31, 2008.

A proforma statement of operations has not been presented since the only operations that North Coast has will be discontinued with the reverse merger.

On May 7, 2008 North Coast and its wholly owned subsidiary, North Coast Acquisition Corp., a Delaware corporation (“Acquisition Corp.”), and Montavo signed an Agreement (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Acquisition Corp. will merge with and into Montavo, with Montavo being the surviving entity as a wholly owned subsidiary of the Registrant. Upon the effective time of the merger, all of the issued and outstanding common stock of Montavo, other than the stock held by stockholders who properly demand appraisal rights of their shares, shall exchange the shares owned by them for newly issued restricted shares of common stock of North Coast. It is anticipated that approximately 11,700,000 shares of common stock of North Coast will be issued to the shareholders of Montavo at the closing of the merger. However, in the event that North Coast does not consummate a merger or business combination with any other company within 90 days of the closing of the merger, the stockholders of Montavo will be entitled to receive additional shares, in excess to the 11,700,000 shares (the “Additional Shares”). Upon the issuance of the Additional Shares, the stockholders of Montavo will beneficially own, in the aggregate, sixty percent (60%) of the issued and outstanding shares of common stock of North Coast, on a fully diluted basis.

On May 6, 2008 the Board of Directors of North Coast appointed Robert Montesano as President, to serve at the discretion of the Board of Directors until his successor is duly qualified and appointed. On May 6, 2008, Craig Moody resigned from his position as Chief Executive Officer of North Coast. On May 8, 2008, the Board of Directors of North Coast appointed (i) Brook W. Lang, as Chief Executive Officer, and (ii) Brian Conte, as Chief Development Officer, each to serve at the discretion of the Board of Directors, until his successor is duly qualified and appointed. Mr. Lang is a director, officer and shareholder of Montavo. Mr. Conte is a director, officer and shareholder of Montavo.

Proforma Balance Sheet
(Unaudited)

		North Coast
	Montavo, Inc.	Partners, Inc.			Proforma
	May 31,	May 31,			May 31,
	2008	2008			2008

ASSETS
Current assets:
Cash	$822	$1,498		$-	$2,320

Long-term assets
Software developed for internal use	111,159	-		-	111,159
Patent pending	41,367	-		-	41,367

Total assets	$153,348	$1,498		$-	$154,846

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$213,746	$40,880		$-	$254,626
Accounts payable - related party	177,221	8,539		-	185,760
Accrued interest	38,902	15,617		-	54,519
Shareholder advances	37,510	-		-	37,510
Bridge round loans	389,284	-		-	389,284
Note payable-related party	-	139,272		-	139,272

Total current liabilities	856,663	204,308		-	1,060,971

Stockholders' deficit:
Preferred stock, $.001 par value, 30,000,000 shares authorized
none issued and outstanding (Montavo)	-	-		-	-
Preferred stock, $.001 par value, 1,000,000 shares authorized
none issued and outstanding (North Coast)	-	-		-	-
Common stock, $.001 par value, 70,000,000 shares authorized,
8,155,625 shares issued and outstanding	8,156	-	(1)	3,544	24,780
			(2)	13,080
Common stock, $.001 par value, 20,000,000 shares authorized,
13,080,000 shares issued and outstanding	-	13,080	(2)	(13,080)	-
Additional paid in capital	249,477	327,627	(2)	(327,627)	28,806
			(2)	(217,127)
			(1)	(3,544)
Deficit accumulated during the development stage	(960,948)	(544,754)	(2)	544,754	(960,948)
Other comprehensive income:
Equity adjustment on foreign currency translation	-	1,237		-	1,237

Total stockholders' deficit	(703,315)	(202,810)		-	(906,125)

Total liabilities and stockholders' deficit	$153,348	$1,498		$-	$154,846

Notes to proforma financials:

1)	Recapitalize the beginning equity of Montavo for exchange of 100% Montavo shares for 11,700,000 shares of North Coast

2)
Record shares retained by North Coast shareholders post merger, with Montavo shareholders controlling the combined entity through large Minority ownership and senior management and director positions thereby Montavo being the accounting acquirer and the legal acquiree.

NORTH COAST PARTNERS, INC.
(a development stage company)
BALANCE SHEETS

	(Unaudited)
	2/29/2008	8/31/2007
ASSETS

Current assets:
Cash	$1,352	$859

Total current assets	$1,352	$859

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$25,561	$24,033
Accounts payable - related party	8,606	8,226
Accrued interest	13,476	9,981
Note payable - related party	90,506	70,050

Total current liabilities	138,149	112,290

Commitments and contingencies	-	-

Stockholders' deficit

Preferred stock, par value $.001, 1,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $.001, 20,000,000 shares authorized; 12,720,000 shares issued and outstanding	12,720	12,720
Additional paid in capital	(12,063)	(12,063)
Deficit accumulated during the development stage	(139,234)	(114,202)
Other comprehensive income:
Equity adjustment on foreign currency translation	1,780	2,114

Total stockholders' deficit	(136,797)	(111,431)

Total liabilities and stockholders' deficit	$1,352	$859

See accompanying notes to financial statements

NORTH COAST PARTNERS, INC.
(a development stage company)
STATEMENTS OF OPERATIONS
Three and Six Months Ended February 29, 2008 and February 28, 2007, and
Period from July 23, 2001 (Inception) through February 29, 2008
(Unaudited)

					Inception
	Three Months Ended		Six Months Ended		through
	2008	2007	2008	2007	2008

Revenues	$-	$-	$-	$-	$2,091
Cost of sales	-	-	-	-	51
General and administrative expenses	11,100	6,501	21,537	10,347	127,798

Net loss from operations	(11,100)	(6,501)	(21,537)	(10,347)	(125,758)
Interest expense	1,588	768	3,495	1,517	13,476

Net loss	(12,688)	(7,269)	(25,032)	(11,864)	(139,234)

Other comprehensive income
Foreign currency adjustment	(43)	(53)	(334)	(87)	1,780

Comprehensive loss	$(12,731)	$(7,322)	$(25,366)	$(11,951)	$(137,454)

Basic and diluted net loss per share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Basic and diluted weighted average shares outstanding	12,720,000	12,720,000	12,720,000	12,720,000

See accompanying notes to financial statements

NORTH COAST PARTNERS, INC.
(a development stage company)
STATEMENTS OF CASH FLOW
Six Months Ended February 29, 2008 and February 28, 2007 and
Period from July 23, 2001 (Inception) through February 29, 2008
(Unaudited)

			Inception
			through
	2008	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(25,032)	$(11,864)	$(139,234)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in:
Inventory	-	114	-
Accounts payable	1,528	(3,200)	12,787
Accounts payable-related party	380	(197)	4,906
Accrued interest	3,495	1,515	13,476

Net cash used in operating activities	(19,629)	(13,632)	(108,065)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from note payable - related party	20,456	5,000	90,506
Issuance of common stock for cash	-	-	17,131

Net cash provided by financing activities	20,456	5,000	107,637

EFFECT OF EXCHANGE RATE ON CHANGES IN CASH	(334)	(87)	1,780

NET CHANGE IN CASH	493	(8,719)	1,352

CASH AND CASH EQUIVALENTS, beginning of period	859	11,539	-

CASH AND CASH EQUIVALENTS, end of period	$1,352	$2,820	$1,352

Supplemental Non-Cash Transactions:

Accounts payable due to reverse merger	$-	$-	$12,774
Accounts payable - related party due to reverse merger	$-	$-	$3,700

See accompanying notes to financial statements

NORTH COAST PARTNERS, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of North Coast Partners, Inc. (“North Coast”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in North Coast’s Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for fiscal 2007 as reported in the Form 10-KSB have been omitted.

NOTE 2 - NOTE PAYABLE-RELATED PARTY

In September 2007, we borrowed $12,000 from a related party. The note bears interest at the prevailing prime rate of 7% per annum, is unsecured, and is due June 30, 2008. The balance is convertible if not repaid at maturity at a conversion rate of $0.10 per share at the option of the lender.

In January 2008, we borrowed $6,500 from a related party. The note bears interest at the prevailing prime rate of 7% per annum, is unsecured, and is due June 30, 2008. The balance is convertible if not repaid at maturity at a conversion rate of $0.15 per share at the option of the lender.

In February 2008, we borrowed $1,956 from a related party. The note bears interest at the prevailing prime rate of 7% per annum, is unsecured, and is due June 30, 2008. The balance is convertible if not repaid at maturity at a conversion rate of $0.15 per share at the option of the lender.

All related party note payables due in the quarter ending February 29, 2008 were extended to either April 30, 2008.

NOTE 3 - GOING CONCERN

As shown in the accompanying financial statements, we incurred a net loss for the six months ended February 29, 2008. We also had an accumulated deficit and a working capital deficit as of February 29, 2008. These conditions raise substantial doubt as to North Coast Partners, Inc.’s ability to continue as a going concern. Management is trying to raise additional capital through sales of common stock. The financial statements do not include any adjustments that might be necessary if North Coast Partners, Inc. is unable to continue as a going concern.

NOTE 5—COMMON STOCK

On December 17, 2007, the Company notified the NASD of its intention to implement a 2 for 1 share dividend or forward stock split of its issued and outstanding common stock to the holders of record as of December 17, 2007. The forward stock became effective as of December 28, 2007. All share and per share amounts have been adjusted to reflect the split as if it had occurred on the first day of the first period presented.

NORTH COAST PARTNERS, INC.
(a development stage company)
BALANCE SHEETS
(Unaudited)

	11/30/2007	8/31/2007
ASSETS
Current assets:

Cash	$613	$859

Total current assets	$613	$859

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

Accounts payable	$22,191	$24,033
Accounts payable - related party	8,550	8,226
Accrued interest	11,888	9,981
Note payable - related party	82,050	70,050

Total current liabilities	124,679	112,290
Commitments and contingencies	-	-

Stockholders' deficit

Preferred stock, par value $.001, 1,000,000 shares
authorized; no shares issued and outstanding	-	-
Common stock, par value $.001, 20,000,000 shares authorized; 12,720,000 shares issued and outstanding	12,720	12,720
Additional paid in capital	(12,063)	(12,063)
Deficit accumulated during the development stage	(126,546)	(114,202)
Other comprehensive income:
Equity adjustment on foreign currency translation	1,823	2,114
Total stockholders' deficit	(124,066)	(111,431)

Total liabilities and stockholders' deficit	$613	$859

See accompanying notes to financial statements

NORTH COAST PARTNERS, INC.
(a development stage company)
STATEMENTS OF OPERATIONS
Three Months Ended November 30, 2007 and 2006, and
Period from July 23, 2001 (Inception) through November 30, 2007

			Inception
			through
	2007	2006	2007

Revenues	$-	$-	$2,091
Cost of sales	-	-	51
General and administrative expenses	10,437	3,846	116,698

Net loss from operations	(10,437)	(3,846)	(114,658)
Interest expense	1,907	749	11,888

Net loss	(12,344)	(4,595)	(126,546)

Other comprehensive income:
Foreign currency adjustment	(291)	(34)	1,823

Comprehensive loss	$(12,635)	$(4,629)	$(124,723)

Basic and diluted net loss per share	$(0.00)	$(0.00)	N/A

Basic and diluted weighted average
shares outstanding	12,720,000	12,720,000	N/A

See accompanying notes to financial statements

NORTH COAST PARTNERS, INC.
(a development stage company)
STATEMENTS OF CASH FLOW
Three Months Ended November, 2007 and 2006, and
Period from July 23, 2001 (Inception) through November 30, 2007

			Inception
			through
	2007	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(12,344)	$(4,595)	$(126,546)

Adjustments to reconcile net loss to net
cash used in operating activities:
Changes in:
Inventory	-	57	-
Accounts payable	(1,842)	750	9,417
Accounts payable-related party	324	(99)	4,850
Accrued expenses	1,907	749	11,888

Net cash used in operating activities	(11,955)	(3,138)	(100,391)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from note payable - related party	12,000	-	82,050
Issuance of common stock for cash	-	-	17,131

Net cash provided by financing activities	12,000	-	99,181

EFFECT OF EXCHANGE RATE ON CHANGES IN CASH	(291)	(34)	1,823

NET CHANGE IN CASH	(246)	(3,172)	613

CASH AND CASH EQUIVALENTS, beginning of period	859	11,539	-

CASH AND CASH EQUIVALENTS, end of period	$613	$8,367	$613

Supplemental Non-Cash Transactions:

Accounts payable due to reverse merger	$-	$-	$12,774
Accounts payable - related party due to
reverse merger	-	-	3,700

See accompanying notes to financial statements

NORTH COAST PARTNERS, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of North Coast Partners, Inc. (“North Coast”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in North Coast’s Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for fiscal 2007 as reported in the Form 10-KSB have been omitted.

NOTE 2 - NOTE PAYABLE-RELATED PARTY

In September 2007, we borrowed $12,000 from a related party. The note bears interest at the prevailing prime rate of 7% per annum, is unsecured, and is due March 12, 2008. The balance is convertible if not repaid at maturity at a conversion rate of $0.10 per share at the option of the lender.

NOTE 3 - GOING CONCERN

As shown in the accompanying financial statements, we incurred a net loss for the three months ended November 30, 2007. We also had an accumulated deficit and a working capital deficit as of November 30, 2007. These conditions raise substantial doubt as to North Coast Partners, Inc.’s ability to continue as a going concern. Management is trying to raise additional capital through sales of common stock. The financial statements do not include any adjustments that might be necessary if North Coast Partners, Inc. is unable to continue as a going concern.

NOTE 4—SUBSEQUENT EVENTS
On December 17, 2007, the Company notified the NASD of its intention to implement a 2 for 1 share dividend or forward stock split of its issued and outstanding common stock to the holders of record as of December 17, 2007. The forward stock became effective as of December 28, 2007. All share and per share amounts have been adjusted to reflect the split as if it had occurred on the first day of the first period presented.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
North Coast Partners, Inc.
(A Development Stage Company)
Vancouver, British Columbia

We have audited the accompanying balance sheets of North Coast Partners, Inc. (A Development Stage Company) as of August 31, 2007 and 2006 and the related statements of operations, stockholders' deficit, and cash flows for the years then ended and the period from July 23, 2001 (Inception) through August 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Coast Partners, Inc. as of August 31, 2007 and 2006 and the results of operations and cash flows for the years then ended and the period from July 23, 2001 (Inception) through August 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that North Coast Partners, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, North Coast Partners, Inc. suffered recurring losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Malone & Bailey, PC
www.malone−bailey.com
Houston, Texas
October 17, 2007

NORTH COAST PARTNERS, INC.
(a development stage company)
BALANCE SHEETS
August 31, 2007 and 2006

	2007	2006
ASSETS

Current assets:

Cash	$859	$11,539
Inventory	-	2,485

Total current assets	$859	$14,024

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:

Accounts payable	$24,033	$18,774
Accounts payable - related party	8,226	8,032
Accrued interest	9,981	3,326
Note payable - related party	70,050	60,050

Total current liabilities	112,290	90,182

Commitments and contingencies	-	-

Stockholders' deficit

Preferred stock, par value $.001, 1,000,000 shares
authorized; no shares issued and outstanding	-	-
Common stock, par value $.001, 20,000,000 shares
authorized; 6,360,000 shares issued and outstanding	6,360	6,360
Additional paid in capital	(5,703)	(5,703)
Deficit accumulated during the development stage	(114,202)	(79,309)
Other comprehensive income:
Equity adjustment on foreign currency translation	2,114	2,494

Total stockholders' deficit	(111,431)	(76,158)

Total liabilities and stockholders' deficit	$859	$14,024

See accompanying notes to financial statements

NORTH COAST PARTNERS, INC.
(a development stage company)
STATEMENTS OF OPERATIONS
Years Ended August 31, 2007 and 2006, and
Period from July 23, 2001 (Inception) through August 31, 2007

			Inception
			through
	2007	2006	2007

Revenues	$-	$2,091	$2,091

Cost of sales	-	51	51
General and administrative expenses	28,238	27,119	106,261

Net loss from operations	(28,238)	(25,079)	(104,221)
Interest expense	6,655	2,497	9,981

Net loss	(34,893)	(27,576)	(114,202)

Other comprehensive income:
Foreign currency adjustment	(380)	88	2,114

Comprehensive loss	$(35,273)	$(27,488)	$(112,088)

Basic and diluted net loss per share	$(0.01)	$(0.00)

Basic and diluted weighted average shares outstanding	6,360,000	6,360,000

See accompanying notes to financial statements

NORTH COAST PARTNERS, INC.
(a development stage company)
STATEMENTS OF CASH FLOW
Years Ended August 31, 2007 and 2006, and
Period from July 23, 2001 (Inception) through August 31, 2007

			Inception
			through
	2007	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(34,893)	$(27,576)	$(114,202)
Adjustments to reconcile net loss to net
cash used in operating activities:
Changes in:
Inventory	2,485	(2,485)	-
Accounts payable	5,259	1,519	11,259
Accounts payable-related party	194	4,332	4,526
Accrued expenses	6,655	2,497	9,981

Net cash used in operating activities	(20,300)	(21,713)	(88,436)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable - related party	10,000	30,550	70,050
Issuance of common stock for cash	-	-	17,131

Net cash provided by financing activities	10,000	30,550	87,181

EFFECT OF EXCHANGE RATE ON CHANGES IN CASH	(380)	88	2,114

NET CHANGE IN CASH	(10,680)	8,925	859

CASH AND CASH EQUIVALENTS, beginning of period	11,539	2,614	-

CASH AND CASH EQUIVALENTS, end of period	$859	$11,539	$859

Supplemental Non-Cash Transactions:

Accounts payable due to reverse merger	$-	$-	$12,774
Accounts payable - related party due to
reverse merger	$-	$-	$3,700

See accompanying notes to financial statements

NORTH COAST PARTNERS, INC.
(a development stage company)
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
Periods from July 23, 2001 (Inception) through August 31, 2007

	Number of Common Shares Issued	Common Stock	Paid in Capital	Other Comprehensive Income	Retained Deficit	Total

Shares issued to founder	1	$-	$-	$-	$-	$-

Balances, August 31, 2002	1	-	-	-	-	-

Issuance of common stock
for cash	5,359,999	5,360	11,771	-	-	17,131
Net loss	-	-	-	-	(10,031)	(10,031)
Foreign currency	-	-		1,559	-	1,559

Balances, August 31, 2003	5,360,000	5,360	11,771	1,559	(10,031)	8,659

Net loss	-	-	-	-	(1,574)	(1,574)
Foreign currency	-	-	-	420	-	420

Balances, August 31, 2004	5,360,000	5,360	11,771	1,979	(11,605)	7,505

Shares issued to North Coast
in reverse merger	1,000,000	1,000	(17,474)	-	-	(16,474)
Net loss	-	-	-	-	(40,128)	(40,128)
Foreign currency	-	-	-	427	-	427

Balances, August 31, 2005	6,360,000	6,360	(5,703)	2,406	(51,733)	(48,670)

Net loss	-	-	-	-	(27,576)	(27,576)
Foreign currency	-	-	-	88	-	88

Balances, August 31, 2006	6,360,000	6,360	(5,703)	2,494	(79,309)	(76,158)

Net loss	-	-	-	-	(34,893)	(34,893)
Foreign currency	-	-	-	(380)	-	(380)

Balances, August 31, 2007	6,360,000	$6,360	$(5,703)	$2,114	$(114,202)	$(111,431)

See accompanying notes to financial statements

NORTH COAST PARTNERS, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations. North Coast Partners, Inc. (“North Coast”) was incorporated in the province of British Columbia on July 23, 2001 as 631411 B.C., LTD, and renamed Transworld Media, Inc. on October 28, 2002. It was reincorporated in Wyoming and renamed Trans Media, Inc. (“Trans Media”) on November 18, 2004. On December 13, 2004, Trans Media was purchased by North Coast Partners, Inc. in a transaction recorded as a reverse capitalization. As a result of this transaction the name of the company was changed to North Coast. North Coast issued 5,360,000 shares to Trans Media’s shareholders in exchange for 100% of the outstanding stock of Trans Media. Immediately prior to the merger, North Coast had 1,000,000 shares outstanding, resulting in Trans Media’s shareholders holding 84% of the post-acquisition outstanding shares of North Coast.

North Coast’s business strategy is to grow in stature in the fast expanding South Asian population in North America’s multicultural society by sponsoring musical concerts and by producing music (audio and video) in various categories such as children’s songs and wedding songs from various regions of South Asia.

North Coast’s fiscal year end is August 31st.

Use of Estimates. In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the statement of expenses. Actual results could differ from those estimates.

Cash and Cash Equivalents. For purposes of the statement of cash flows, North Coast considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition. North Coast recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectability is reasonably assured. This typically occurs when services or products are delivered to the customer.

Inventory. Inventory is stated at the lower of cost or market value.

Income Taxes. Canadian income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes, and are measured by applying enacted tax rates in effect in years in which the differences are expected to reverse.

Foreign currency translation. North Coast’s assets and liabilities are translated to U.S. dollars at end-of-period exchange rates. The effects of this translation are reported in other comprehensive income. Income statement elements are translated to U.S. dollars at average-period exchange rates. Also included in income are gains and losses arising from transactions denominated in a currency other than Canadian dollars, the functional currency.

Basic and diluted Loss per Share. Basic loss per share has been computed by dividing net loss by the weighted average number of shares outstanding. There were no common stock equivalents outstanding at August 31, 2007 and 2006. Accordingly, basic and diluted loss per share is the same for all periods presented.

Recently issued accounting pronouncements. North Coast does not expect the adoption of recently issued accounting pronouncements to have a significant impact on North Coast results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

As shown in the accompanying financial statements, North Coast incurred recurring net losses of $34,893 and $27,576 in fiscal 2007 and 2006, respectively, has an accumulated deficit of $114,202 and a working capital deficit of $111,431 as of August 31, 2007. These conditions raise substantial doubt as to North Coast’s ability to continue as a going concern. Management is trying to raise additional capital through sales of stock and loans from related parties. The financial statements do not include any adjustments that might be necessary if North Coast is unable to continue as a going concern.

NOTE 3 - NOTES PAYABLE

On February 7, 2005, North Coast borrowed $29,500 from a related party. The terms of the original promissory note were amended on March 7, 2005 to provide for an interest rate at the prevailing prime rate of Standard Chartered Bank plus 2% interest per annum, and the original due date of June 2005 was extended several times and is currently due in January 2008.

On September 8, 2005, North Coast borrowed an additional $10,500 from the same related party. The terms of the promissory note provide for an interest rate at the prevailing prime rate of Standard Chartered Bank plus 2% per annum, and the original due date of December 7, 2005 was extended several times and is currently due in January 2008.

In March 2006, North Coast borrowed an additional $20,050 from the same related party. The terms of the promissory note provide for an interest rate at the prevailing prime rate of Standard Chartered Bank plus 2% per annum, and the original due date of June 2, 2006 was extended several times and is currently due in January 2008.

In February 2007, North Coast borrowed an additional $5,000 from the same related party. The terms of the promissory note provide for an interest rate at the prevailing prime rate of Standard Chartered Bank plus 2% per annum, and the original due date of June 1, 2007 was extended several times and is currently due in January 2008.

In April 2007, North Coast borrowed an additional $5,000 from the same related party. The terms of the promissory note provide for an interest rate at the prevailing prime rate of Standard Chartered Bank plus 2% per annum, and the original due date of October 1, 2007 has been extended to January 2008.

All notes are unsecured, and contain a contingency clause stating that if the notes are not paid by the maturity date, they will become convertible at $0.10 per share at the option of the lender. This clause was not in effect as of August 31, 2007, and therefore the notes were not analyzed for a beneficial conversion feature or to determine if they required derivative treatment.

NOTE 4 - COMMON STOCK

On July 23, 2001 (inception) one share was issued to the founding shareholder. In November 2002, Trans Media issued 5,359,999 shares of common stock for cash proceeds totaling $17,131. On December 13, 2004, Trans Media was purchased by North Coast Partners, Inc. in a transaction recorded as a reverse capitalization. North Coast issued 5,360,000 shares to Trans Media’s shareholders in exchange for 100% of the outstanding stock of Trans Media. Immediately prior to this merger, North Coast had 1,000,000 shares outstanding, resulting in Trans Media’s shareholders holding 84% of the post-acquisition total outstanding shares of North Coast.

NOTE 5 - COMMITMENTS

North Coast principal office is in the office of North Coast’s president pursuant to a verbal agreement on a rent-free month-to-month basis.

NOTE 6 - INCOME TAXES

North Coast uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2007 and 2006, North Coast incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $134,028 and $97,010 at August 31, 2007 and 2006, respectively, and will expire in the years 2011 through 2014.

Deferred tax assets consisted of the following:

	2007	2006
Deferred tax assets
Net operating losses	$45,570	40,744
Less: valuation allowance	(45,570)	(40,744)

Net deferred tax asset	$0	$0

NOTE 7 - CONCENTRATIONS

North Coast relies on one related party lender for all debt.

NOTE 8 - SUBSEQUENT EVENTS

NOTES PAYABLE

In September 2007 the due dates of the notes payable to related party in the amounts of $29,500, $10,500, $20,050, $5,000 and $5,000 were extended to January 2008 with the terms remaining the same (see note 3 for details).